       NASDAQ:  DECC

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Regulated rural & competitive local exchange carrier in Eastern & Central Pennsylvania;

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D&E has been in continuous operations for over 100 years;

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D&E has paid cash dividends to shareholders for over 50 consecutive years.

D&E operates three regulated rural local exchange carriers (RLEC) located in Berks, Lancaster and Union Counties in Pennsylvania.  The company also provides competitive local exchange carrier (CLEC) services in various other Pennsylvania markets.

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14,374,000 shares issued and outstanding as of June 30, 2006;

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$2.90 a share in cash generated by operating activities in 2005;

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$30.9 million invested in new capital equipment in 2005;

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$13.0 million paid toward debt reduction in 2005;

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$6.8 million in cash dividends paid in 2005 (50 cents a common share);

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96 cents a share in earnings in 2005 (≈45 cents per share before one-time items);

The company generates revenue through four business segments which are: RLEC, CLEC, Internet Services and Systems Integration.  A large majority of the company's historical, and current earnings are attributable to the operations of the RLEC.  The CLEC and the Internet Services divisions are both experiencing strong growth.  The Internet Services division developed positive operating income in Q-2 2006.

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State mandated broad-band capacity additions are nearing completion within the RLEC;

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Future capital equipment costs should slow to approximately $25mm annually;

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Increases in subscribers are expected in the CLEC and Internet Services segments;

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Management is actively rationalizing the Systems Integration Division;

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Long term debt of $211mm as of June 30, 2006, or slightly >3.2X operating cash flow;

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Company is aggressively pursuing debt reduction to <3X operating cash flow.

The Company is nearing completion of its effort to extend required broadband capabilities across all the RLEC networks.  As a result of these efforts, all the RLEC areas have Broadband, DSL, VOIP and one RLEC has streaming video capabilities.  The company also operates a cable television and CLEC in State College, PA.  The enhanced RLEC capability is expected to grow the Internet Services revenue as more customers switch to higher bandwidth connections.  The company's CLEC efforts, which began in 1997, are targeted at primarily business applications.  The CLEC efforts are expected to enjoy increasing growth in the near term.  The company recently announced an amendment to their credit facility that lowered interest rates on their long term debt.  The company also recently announced the sale of certain Voice Systems assets (part of the Systems Integration division) which further demonstrates management's commitment to continuing to improve D&E's operational results.  The company has analytical coverage from Oppenheimer and Ferris, Baker, Watts, Inc. and is working to expand visibility within the broader financial markets.

This summary includes “forward-looking statements” within the meaning of United States Private Securities Litigation Reform Act of 1995, regarding, among other things, our business strategy, our prospects and our financial position.  These statements can be identified by the use of forward-looking terminology such as “believes,” “estimates,” “expects,” “intends,” “may,” “will,” “should,” “could” or “anticipates”, or by discussions of strategy or risks and uncertainties.  Forward-looking statements in this summary may include, among others, statements concerning:  projections of our future results of operations, cash flows or financial condition; our business strategy and our ability to capitalize on any of our competitive strengths; and the continued availability of capital resources.  The expectations reflected in these forward-looking statements are inherently subject to risks, uncertainties and assumptions about us and our subsidiaries and we cannot assure you that such expectations will prove to be correct.  Important factors that could cause actual results to differ materially from the forward-looking statements made herein are set forth in our filings with the Securities and Exchange Commission and include, without limitation, risks related to the following: increasing competition in the communications industry; a complex and uncertain regulatory environment; and the impact on our business of our indebtedness and the covenants relating to this indebtedness.  We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

gsprecher@decommunications.com (717) 738-8304